                                                                 Exhibit 99.1

                      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS OF PREMIUM RESTAURANT COMPANY


In July 1998, the Company closed one of its full-service restaurants, and in September 1998, the Company sold one of its full-service restaurants. In November, subsequent to the end of the first quarter, the Company sold an
additional full-service restaurant.   The restaurant that was closed in July is
located in Madison, Wisconsin, the restaurant sold in September 1998 is located in Eden Prairie, Minnesota and the restaurant sold in November 1998 is located in Edina, Minnesota. The historical consolidated financial statements reflect the completed transaction for the closure of the restaurant in July and the sale of the restaurant sold in September. The unaudited pro forma condensed consolidated financial statements reflect the completed transaction for the sale of the restaurant sold in November. On a pro forma basis, the sale of the restaurant sold in November generated cash proceeds of $650,000.

The following unaudited pro forma condensed consolidated financial statements set forth, for the periods and at the dates indicated, summarized unaudited pro forma condensed consolidated financial information for Premium Restaurant Company. This information is derived from the historical consolidated financial statements and notes thereto and reflects (a) the condensed consolidated balance sheet as of September 27, 1998 as if the sale had occurred on September 27, 1998, (b) the condensed consolidated results of operations for the fifty-two weeks ended June 28, 1998 as if the sale had occurred on June 29, 1997 and (c) the condensed consolidated results of operations for the thirteen weeks ended September 27, 1998 as if the sale had occurred on June 28, 1998.

The pro forma condensed consolidated financial statements reflect the recognition of the estimated effect of the closure of the full-service restaurant in July and the sale of the full-service restaurant sold in September and the sale of the full-service restaurant sold in November. The net gain on the sale of certain assets related to these restaurants is not reflected in the unaudited pro forma condensed consolidated statement of operations for the thirteen weeks ended September 27, 1998 and for the fifty-two weeks ended June 28, 1998. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, interest income on the cash proceeds from the sale of the full-service restaurants has not been reflected in the unaudited pro forma condensed consolidated statement of operations for the thirteen weeks ended September 27, 1998 and for the fifty-two weeks ended June 28, 1998.

Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. These financial statements should also be read in conjunction with the historical financial statements of Premium Restaurant Company and notes thereto. Actual adjustments may differ from the pro forma adjustments presented herein. The pro forma financial statements do not purport to be indicative of the actual results of operations which would have occurred had the three full-service restaurants been closed or sold as of June 28, 1998 or as of June 29, 1997 or the future results of operations which may be obtained.

                      PREMIUM RESTAURANT COMPANY AND SUBSIDIARY
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                     (UNAUDITED)
                                  SEPTEMBER 27, 1998



                                                                           Pro Forma Adjustments
                                                                           ---------------------
                                                                         Sale of One
                                                                         Full-Service
 ASSETS                                                   Historical    Restaurant (a)   Other (b)     Pro Forma
                                                          ----------    --------------   ---------     ---------
 CURRENT ASSETS
 Cash                                                     $   437,923       $       -     $  650,000  $  1,087,923
    Receivables                                                94,932               -             -         94,932
    Current portion of notes receivable                        78,076               -             -         78,076
    Inventories                                                56,080           14,562            -         41,518
    Prepaid expenses and other current assets                 164,385           16,700            -        147,685
    Assets held for sale                                      185,718          185,718            -             -
                                                          -----------       ----------    ----------  ------------

        Total current assets                                1,017,114          216,980       650,000     1,450,134

 PROPERTY AND EQUIPMENT, net                                1,913,373               -             -      1,913,373

 NOTES RECEIVABLE, less current portion                       233,355               -             -        233,355

 DEFERRED FINANCING COSTS                                      85,231               -             -         85,231
                                                          -----------       ----------    ----------  ------------


                                                          $ 3,249,073       $  216,980    $  650,000  $  3,682,093
                                                          -----------       ----------    ----------  ------------
                                                          -----------       ----------    ----------  ------------

 LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES

 Current maturities of long-term obligations              $ 1,014,286       $       -     $       -   $  1,014,286
    Accounts payable                                          932,057               -             -        932,057
    Accrued liabilities                                       697,573               -             -        697,573
                                                          -----------       ----------    ----------  ------------

        Total current liabilities                           2,643,916               -             -      2,643,916

 LONG-TERM OBLIGATIONS, less current maturities               699,288               -             -        699,288

 OTHER LONG-TERM LIABILITIES                                  151,384               -             -        151,384

 SHAREHOLDERS' EQUITY
    Common stock                                               18,459              -             -          18,459
    Additional paid-in capital                              5,532,075              -             -       5,532,075
    Accumulated deficit                                    (5,796,049)         216,980       650,000    (5,363,029)
                                                          -----------       ----------    ----------  ------------
                                                             (245,515)         216,980       650,000       187,505
                                                          -----------       ----------    ----------  ------------
                                                          $ 3,249,073       $  216,980    $  650,000  $  3,682,093
                                                          -----------       ----------    ----------  ------------
                                                          -----------       ----------    ----------  ------------


    Notes:

    (a) To eliminate certain assets related to the full-service restaurant sold in November 1998 and included in the consolidated balance sheet of Premium Restaurant Company as of September 27, 1998.

    (b) To reflect the cash proceeds received from the sale of the full-service restaurant sold in November 1998.

                    PREMIUM RESTAURANT COMPANY AND SUBSIDIARY
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                   FOR THE FIFTY-TWO WEEKS ENDED JUNE 28, 1998

                                                                             Pro Forma Adjustments
                                                                             ---------------------
                                                                        Sale/Closure of        Sale of One
                                                                        Two Full-Service       Full-Service
                                                        Historical       Restaurants (a)      Restaurant (b)        Pro Forma
                                                        ----------       ---------------      --------------        ---------
   Sales
    Full-service restaurants                           $  9,677,065           $ 2,462,999        $ 1,951,015      $  5,263,051
    Bagel bakeries                                        2,780,917                    -                  -          2,780,917
                                                       -------------          ------------       -----------      -------------

        Total sales                                      12,457,982             2,462,999          1,951,015         8,043,968

   Cost of food and beverage                              3,971,327               780,750            614,587         2,575,990
                                                       -------------          ------------       -----------      -------------
        Gross profit                                      8,486,655             1,682,249          1,336,428         5,467,978

   Operating expenses
     Labor and benefits                                   4,553,493               922,053            639,798         2,991,642
     Direct and occupancy                                 5,226,403               834,721            603,660         3,788,022
     General and administrative                           1,190,857                45,560              8,950         1,136,347
     Write-down of impaired assets                           90,732                    -                  -             90,732
     Gain on sale of restaurants                         (1,076,342)                   -                  -         (1,076,342)
     Loss on closure of bagel bakery                         63,039                    -                  -             63,039
                                                       -------------          ------------       -----------      -------------

                                                         10,048,182             1,802,334          1,252,408         6,993,440
                                                       -------------          ------------       -----------      -------------

        Earnings (loss) from operations                  (1,561,527)             (120,085)            84,020        (1,525,462)

   Other income (expense)
     Interest expense                                      (241,759)              (55,662)                -           (186,097)
     Investment income                                       23,880                    -                  -             23,880
     Other, net                                               6,534                    -               1,721             4,813
                                                       -------------          ------------       -----------      -------------
                                                           (211,345)              (55,662)             1,721          (157,404)
                                                       -------------          ------------       -----------      -------------
        Earnings (loss) before income taxes              (1,772,872)             (175,747)            85,741        (1,682,866)

   Income taxes                                              (7,349)                   -                  -             (7,349)
                                                       -------------          ------------       -----------      -------------

        Net earnings (loss)                            $ (1,780,221)          $  (175,747)       $    85,741      $ (1,690,215)
                                                       -------------          ------------       -----------      -------------
                                                       -------------          ------------       -----------      -------------
   Net earnings (loss) per share-basic and diluted     $      (1.81)          $     (0.18)       $      0.09      $      (1.72)
                                                       -------------          ------------       -----------      -------------
                                                       -------------          ------------       -----------      -------------

   Weighted average number of shares outstanding
    during the period-basic and diluted                     985,771               985,771            985,771           985,771
                                                       -------------          ------------       -----------      -------------
                                                       -------------          ------------       -----------      -------------

   Notes:

   (a) To reflect the decrease in sales and costs and expenses for the fifty-two weeks ended June 28, 1998 related to the operations of the full-service restaurant closed in July 1998 and the full-service restaurant sold in September 1998.

   (b) To reflect the decrease in sales and costs and expenses for the fifty-two weeks ended June 28, 1998 related to the operations of the full-service restaurant sold in November 1998.

                    PREMIUM RESTAURANT COMPANY AND SUBSIDIARY
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                 FOR THE THIRTEEN WEEKS ENDED SEPTEMBER 27, 1998


                                                                                          Pro Forma Adjustments
                                                                                          ---------------------
                                                                        Sale/Closure        Sale of
                                                                         Of Two Full       One Full-
                                                                           Service          Service      Other (c)    Pro Forma
                                                           Historical   Restaurants (a)   Restaurant(b)  ---------    ---------
                                                           ----------   ---------------   -------------
  Sales
    Full-service restaurants                             $ 1,228,055     $  281,683       $   478,815   $       -    $   467,557
    Bagel bakeries                                           671,580             -                 -            -        671,580
                                                          -----------     ----------      -----------   -----------  ------------
      Total sales                                          1,899,635        281,683           478,815           -      1,139,137

  Cost of food and beverage                                  641,280        101,562           143,022           -        396,696
                                                          -----------     ----------      -----------   -----------  ------------

      Gross profit                                         1,258,355        180,121           335,793           -        742,441

  Operating expenses
    Labor and benefits                                       735,192        130,358           162,105           -        442,729
    Direct and occupancy                                     878,227        122,193           136,267           -        619,767
    General and administrative                               268,999          4,800             2,500           -        261,699
    Gain on sale of full-service restaurants                 (51,204)            -                 -        51,204            -
                                                          -----------     ----------      -----------   -----------  ------------
                                                           1,831,214        257,351           300,872       51,204     1,324,195
                                                          -----------     ----------      -----------   -----------  ------------

      Earnings (loss) from operations                       (572,859)       (77,230)           34,921      (51,204)     (581,754)

  Other income (expense)
    Interest expense                                         (54,285)        (5,681)               -            -        (48,604)
    Investment income                                          8,396             -                 -            -          8,396
    Other, net                                                   294            114               140           -             40
                                                          -----------     ----------      -----------   -----------  ------------
                                                             (45,595)        (5,567)              140           -        (40,168)
                                                          -----------     ----------      -----------   -----------  ------------

      Earnings (loss) before inc. taxes and extra. items    (618,454)       (82,797)           35,061      (51,204)     (621,922)

  Income taxes                                                 1,300             -                 -            -          1,300
                                                          -----------     ----------      -----------   -----------  ------------

      Loss before extraordinary items                       (619,754)       (82,797)           35,061      (51,204)     (623,222)

  Extra. gain from the early extinguishment of debt         (340,248)            -                 -       340,248            -
                                                          -----------     ----------      -----------   -----------  ------------

      Net earnings (loss)                                $  (279,506)    $  (82,797)      $    35,061   $ (391,452)  $  (623,222)
                                                          -----------     ----------      -----------   -----------  ------------
                                                          -----------     ----------      -----------   -----------  ------------

  Net earnings (loss) per share-basic and diluted        $     (0.15)    $    (0.05)      $      0.02   $    (0.21)  $     (0.34)
                                                          -----------     ----------      -----------   -----------  ------------
                                                          -----------     ----------      -----------   -----------  ------------

  Weighted average number of shares outstanding
     during the period-basic and diluted                   1,845,939      1,845,939         1,845,939    1,845,939     1,845,939
                                                          -----------     ----------      -----------   -----------  ------------
                                                          -----------     ----------      -----------   -----------  ------------



     Notes:

       (a) To reflect the decrease in sales and costs and expenses for the thirteen weeks ended September 27, 1998 related to the operations of the full-service restaurant closed in July 1998 and the full-service restaurant sold in September 1998.

       (b)     To reflect the decrease in sales and costs and expenses for the
               thirteen weeks ended September 27, 1998 related   to the
               operations of the full-service restaurant sold in November 1998.

       (c) To reflect the elimination of the extraordinary gain from the early extinguishment of debt on the full-service restaurant closed in July 1998 and to reflect the elimination of the gain on sale of the full-service restaurant sold in September.